UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2023

Corebridge Financial, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On December 14, 2023, Corebridge Financial, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with American International Group, Inc. (“AIG”) and an affiliate of Blackstone Inc. (“Blackstone”). The per share purchase price will be $21.75, the closing price of the Company’s common stock on the New York Stock Exchange on December 14, 2023. Pursuant to the Share Repurchase Agreement, the Company is expected to, subject to customary closing conditions, complete the repurchase of shares of its common stock for an aggregate purchase price of approximately $150 million on December 18, 2023.
The description of the Share Repurchase Agreement in this report is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description

10.1*	Share Repurchase Agreement, dated as of December 14, 2023, by and among Corebridge Financial, Inc., American International Group, Inc. and Argon Holdco LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
_______________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corebridge Financial, Inc.

Date:	December 14, 2023	By:	/s/ Christina Banthin
			Name:	Christina Banthin
			Title:	Chief Corporate Counsel and Corporate Secretary